EXHIBIT 21.0
                                                                    ------------

                         Subsidiaries of the Registrant

                                       Date of                     Place of
Name of subsidiary                  Incorporation               Incorporation
------------------                  -------------               -------------

PCNA Communications Corporation      October 14, 1998              Florida

Attorneys.com, Inc.                  February 15, 1999             Florida